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                             Amendment to Schedule A
                         To the Selling Group Agreement
                                     Between
                           The Company and The Broker
                           Effective November 22, 1999

   The following is a list of Contracts that Broker has been granted authority by the Company to sell:

      1.   Lincoln National Life Insurance Company
           Multi-Fund-Registered Trademark- Variable Annuity Contracts (Lincoln National Variable Annuity Account C)

      2.   Lincoln National Life Insurance Company
           Variable Universal Life III Contracts
           (Lincoln Life Flexible Premium Variable Life Account G)

      3.   Lincoln National Life Insurance Company
           Multi-Fund-Registered Trademark- Variable Life
           (Lincoln Life Flexible Premium Variable Life Account K)

      4.   Lincoln National Life Insurance Company
           VUL I
           (Lincoln Life Flexible Premium Variable Life Account M)

      5.   Lincoln National Life Insurance Company
           Delaware-Lincoln ChoicePlus
           Delaware-Lincoln ChoicePlus XL
           (Lincoln Life Variable Annuity Account N)

      6.   Lincoln National Life Insurance Company
           Group Multi-Fund-Registered Trademark-
           (Lincoln Life Variable Annuity Account Q)

      7.   Lincoln National Life Insurance Company
           SVUL
           (Lincoln Life Flexible Premium Variable Life Account R)

      8.   Lincoln National Life Insurance Company
           eAnnuity-TM- Variable Annuity Contracts
           (Lincoln National Variable Annuity Account C)


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       IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Schedule A to be executed in its name and behalf by its duly authorized officer specified below.

  THE LINCOLN NATIONAL LIFE                 LINCOLN FINANCIAL  INSURANCE
  COMPANY [COMPANY]                         ADVISORS, INC. [BROKER]


  By:    /s/ Kelly D. Clevenger              By:   /s/ Richard C. Boyles
     ---------------------------                --------------------------
         Kelly D. Clevenger                            Richard C. Boyles
         Vice President                                2nd Vice President &
                                                       Controller